SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 19, 2005
                                                          ---------------

                                  INFORTE CORP.
             (Exact name of registrant as specified in its charter)


          Delaware                     000-29239                 36-3909334
          --------                     ---------                 ----------
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)                File No.)            Identification No.)


150 North Michigan Avenue, Suite 3400
Chicago, Illinois                                            60601
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number including area code:   (312) 540-0900


          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

         [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01         Entry into a Material Definitive Agreement
                  ------------------------------------------

On August 19, 2005 Inforte signed a Lease Agreement (the "Agreement") to rent 16,102 square feet of office space in Chicago for a term commencing on the earlier of (i) occupancy by Inforte and (ii) January 1, 2006, and ending five
(5) years from January 1, 2006. Pursuant to the Agreement base rent will be approximately $318,000, $326,000, $334,000, $342,000 and $350,000 for the years
2006, 2007, 2008, 2009 and 2010, respectively. In addition to base rent, starting in calendar year 2007, Inforte will pay additional rent equal to (i) 10.85% of building operating expense costs in excess of operating expense costs incurred in calendar year 2006 and (ii) 10.85% of real estate taxes for the building in excess of real estate taxes paid in calendar year 2006. The landlord will provide Inforte with a tenant improvement allowance for hard and soft costs in the amount of $35.00 per rentable square foot or $563,570.00 based on 16,102 rentable square feet, of which no more than $10.00 per rentable square foot shall be used to pay for the soft costs associated with the initial tenant improvements. Tenant may take, as a base rental credit, up to $5.00 per rentable square foot of the soft costs.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of the Agreement, which Inforte intends to file as an exhibit to its next Quarterly Report on Form 10-Q.




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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INFORTE CORP.


August 23, 2005                         By:    /s/ Nick Heyes
                                           -------------------------------------
                                                 Nick Heyes
                                                 Chief Financial Officer









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